CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES
                           AND RIGHTS OF

              SERIES A-1 CONVERTIBLE PREFERRED STOCK
                         ($.001 Par Value)

                                of

                      PURE CYCLE CORPORATION

                      ______________________

      Pursuant to Section 151 of the General Corporation Law
                     of the State of Delaware
                      ______________________


       PURE CYCLE CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the board of directors of the Corporation pursuant to authority conferred upon the board of directors by
Article IV of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 25,000,000 shares of Preferred Stock, at a meeting of the board of directors duly held on May 10, 1998:

     RESOLVED, that one series of the class of authorized Preferred Stock, $.001 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative, participating, optional or other special rights of the shares of such series, and qualifications, limitations or restrictions thereof, are hereby fixed as follows:

      . Number of Shares and Designation. 1,600,000 shares of the Preferred Stock, $.001 par value, of the Corporation are hereby constituted as a series of the Preferred Stock designated as Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock").

     .    Liquidation.

           . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A-1 Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Corporation, the amount of $2.00 per share less an amount equal to all dividends paid thereon (the "Liquidation Value"); provided, however, that such preference on liquidation shall only be paid from the Export Water or the proceeds of a disposition of such asset.

           .     In addition to the preference provided for in this
Section 2, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary the holders of the Series A-1 Preferred Stock will be entitled to share in any distribution or payment made to the holders of Common Stock, whether from the Export Water or otherwise, on a pro rata basis with the holders of the Common Stock determined as if such holders had converted their

Series A-1 Preferred Stock to Common Stock pursuant to Section  4 hereof immediately prior to such liquidation, dissolution or winding up.

           . The Corporation will mail written notice of any distribution in connection with such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A-1 Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     .    Dividends.

          . General Obligations. The holders of the Series A-1 Preferred Stock shall be entitled to receive cash dividends, as set forth in this Section 3 or when and as declared by the board of directors out of funds legally available for such purpose in a total amount of $2.00 per share, and no more. Each share of Series A-1 Preferred Stock shall earn and accrue a dividend only if and when Gross Proceeds, after payment of royalties pursuant to the Amended and Restated Lease, are received from the marketing, sale or other disposition of the Export Water by Inco Securities Corporation, the Corporation or the Export Water Contractor in the amounts set forth below (a "Qualifying Rangeview Sale"):

      Series                Proceeds Required

     Series A-1     $23,036,233 to $32,026,232

Such  dividend  shall be paid upon completion of  any  Qualifying

Rangeview Sale unless payment is prohibited by Delaware law.  The holders  of  the Series A-1 Preferred Stock shall be entitled  to

35.6%  of  that  portion of the proceeds between $23,036,233  and

$32,026,232  from a Qualifying Rangeview Sale  up  to  the  total amount  of $3,200,000 ($2.00 per share).  No dividends  shall  be paid on Common Stock unless all dividends accrued on the Series A-

1 Preferred Stock have been paid.

               . Distribution of Partial Dividend Payment. If at any time less than the total amount of dividends have accrued with respect to the Series A-1 Preferred Stock, any such payment will be distributed ratably among the holders of the Series A-1 Preferred Stock based upon the number of shares held by such holders.

            . Cessation of Dividend Earnings. Once the Corporation sells, transfers or otherwise conveys all of its remaining interest in the Export Water or its interest in such asset expires and the Corporation has received all proceeds available to it from such asset, the Series A-1 Preferred Stock will cease to accrue dividends even if the earnings from the Export Water total less than $32,026,232.

         .     Conversion.

                . Right to Convert. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Issuance Date of such share at the office of the Corporation, into 5.5556 fully paid and non-assessable shares of Common Stock (the "Conversion Rate").

               .    Fractional Shares.  In the event the aggregate
number of shares of Series A-1 Preferred Stock being converted by a holder thereof is convertible into a number of shares of Common Stock which would require the issuance of a fractional interest in a share of Common Stock, the Corporation shall deliver cash in the amount of the fair market value of such fractional interest.

               .    Accrued Dividends.  If, at the time the holder
of shares of Series A-1 Preferred Stock exercises its right of conversion under Section 4.A., such holder's shares of Series A-1 Preferred Stock have accrued dividends which remain unpaid at the time of such conversion, such holder's right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of conversion, shall continue.

                .    Mandatory Conversion.  In the event that (i)
the full dividends earnable on the Series A-1 Preferred Stock have been paid, or (ii) the Corporation has sold, transferred, or otherwise conveyed all of its remaining interest in the Export Water or its interest in such asset has expired, or (iii) a majority of the board of directors and the holders of a majority of the Series A-1 Preferred Stock then outstanding voting as a class determine that it is no longer economically feasible to develop the Export Water, all shares of Series A-1 Preferred Stock shall thereupon be converted into shares of Common Stock of the
Corporation  at  the Conversion Rate then in  effect.   Any  such
conversion shall be deemed to take place at 5:01 Mountain Time on
the   day  such  dividends  are  paid,  such  interest  is  sold, transferred, or otherwise conveyed or expires, or the vote of the board of directors and the holders of the Series A-1 Preferred Stock becomes effective, and at that time the holders of the Series A-1 Preferred Stock shall be treated for all purposes as the record holders of shares of Common Stock; provided, however, that the right to receive dividends on the shares so converted, to the extent accrued but unpaid (whether or not declared) on the date of such conversion, shall continue.

          .    Mechanics of Conversion.  Before any holder of the
Series A-1 Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, and before the holder of Series A-1 Preferred Stock that has been converted into Common Stock pursuant to Section 4.D above shall be entitled to receive a replacement certificate therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, in the case of a conversion pursuant to Section 4.A. above, shall give written notice to the Corporation at such office that he or she elects to convert the same and shall state therein his or her name or the name or names of his or her nominees in which he or she wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A-1 Preferred Stock, or to his or her nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid. Any optional conversion shall be deemed to have taken place at 5:01 Mountain Time on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that the right to receive dividends on the shares so converted, to the extent accrued but unpaid on the date of such conversion (whether or not declared), shall continue.

               .    Adjustment for Combinations or Consolidations
of Common Stock. In the event the Corporation at any time or from time to time after the Issuance Date effects a subdivision, combination or reclassification of its outstanding shares of Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

               .    Adjustments for Merger or Reorganization, etc.
In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation or other person, provision shall be made so that each share of the Series A-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A-1 Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A-1 Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series A-1 Preferred Stock.

         .     Voting.

               .    Except as set forth in Section 5B., holders of
the Series A-1 Preferred Stock shall have the right to vote together with the Common Stock, and not separately as a class, for the election of directors and upon all other matters to be voted on
by  the  holders  of the Common Stock of the Corporation.   Every
holder of shares of the Series A-1 Preferred Stock shall have the number of votes equal to the number of shares of Common Stock that his or her shares of Series A-1 Preferred Stock would be convertible into pursuant to Section 4 on the record date of the meeting at which such shares are being voted multiplied by 1.25.

                .     So  long  as any shares of the  Series  A-1
Preferred Stock remain outstanding, the consent of the holders of a majority of the shares of the Series A-1 Preferred Stock outstanding voting separately as a class (with each share being entitled to one vote) in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                    .    The authorization, creation or issuance,
or any increase in the authorized or issued amount, of (a) Series A-1 Preferred Stock or (b) any class or series of stock ranking prior to or on a parity with the Series A-1 Preferred Stock as to dividends from earnings from the Export Water or the distribution of the Export Water or the proceeds therefrom;

                     .     The  amendment, alteration or  repeal,
whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect any right, preference or voting power of the Series A-1 Preferred Stock or of the holders thereof.

               . Any transaction by the Corporation which would have the effect of decreasing the Surplus (as defined in Section 154 of the Delaware General Corporation Law) of the Corporation by more than $500,000 or which would cause its Surplus to be equal to less than $1,000,000;

                     .     Any expenditures by the Corporation in
excess of $50,000 in any one month at any time that the Corporation's Surplus is equal to or less than $1,000,000; and

                     .     The  merger  or consolidation  of  the
Corporation with or into one or more other corporations or business entities where the Corporation is not the surviving entity; provided, however, that no such consent shall be required if the merger and governing documents of the surviving entity provide for the issuance of securities to holders of the Series A-1 Preferred Stock with economic and voting rights equivalent to the rights accorded the Series A-1 Preferred Stock under this Certificate.

               .    At each meeting or at any adjournment thereof
at which the holders of the Series A-1 Preferred Stock have the right to vote as a class, the presence, in person or by proxy, of the holders of a majority of the Series A-1 Preferred Stock then outstanding will be required to constitute a quorum. The vote of a majority of such quorum will be required to take any action at such
meeting.   Cumulative voting by holders of Series  A-1  Preferred
Stock is prohibited. In the absence of a quorum, a majority of the holders present in person or by proxy of the Series A-1 Preferred Stock shall have the power to adjourn the portion of the meeting related to that particular series for a period of up to 30 days without notice other than announcement at the meeting until a quorum shall be present.

         .     Corporation's Right to Purchase Series A-1 Preferred
Stock.

                .     The  Corporation shall have  the  right  to
purchase shares of Series A-1 Preferred Stock in the public market at such prices as may then be available in the public market for such shares and shall have the right at any time to acquire any Series A-1 Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series A-1
Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this Section 6.A. without offering any other stockholder an equal opportunity to sell his stock to the
Corporation,  and  no  purchase  by  the  Corporation  from   any
stockholder pursuant to this Section 6.A. shall be deemed to create any right on the part of any stockholder to sell any shares of Series A-1 Preferred Stock (or any other stock) to the Corporation. The purchase by the Corporation of shares of Series A-1 Preferred Stock pursuant to this Section 6.A. shall not be deemed for any purpose to be a redemption. Such shares shall not be entitled to receive dividends while held by the Company.
                .     Notwithstanding the foregoing provisions of
this Section 6, if a dividend upon any shares of Series A-1 Preferred Stock is past due, the Corporation shall not purchase or otherwise acquire any shares of Series A-1 Preferred Stock, except
(i) pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A-1 Preferred Stock, or (ii) by conversion of shares of Series A-1 Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Corporation ranking junior to the Series A-1 Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Corporation.

               .    No holder of Series A-1 Preferred Stock shall
have any right to require the Corporation to redeem any or all of the shares of Series A-1 Preferred Stock.

         .     Preemptive Rights.  The holders of shares of Series
A-1  Preferred  Stock  are  not entitled  to  any  preemptive  or
subscription  rights  in  respect  of  any  securities   of   the
Corporation.

         .     Notices.  Any notice required hereby to be given to
the holders of shares of Series A-1 Preferred Stock shall be sufficiently given if sent by telecopier, registered or certified mail, postage prepaid, by express mail or by other express courier addressed to each holder of record at his address appearing on the books of the Corporation. All notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if sent by express mail or courier, when delivered; and (iii) if telecopied, when received by the telecopier to which transmitted (a machine-generated
transaction   report  produced  by  sender  bearing   recipient's
telecopier number being prima facie proof of receipt).

         .     Transfer Costs.  The Corporation shall pay any and
all documentary stamp and other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A-1 Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A-1 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         .     Definitions.

        "Issuance Date" shall mean the initial date of the issuance of any shares of the Series A-1 Preferred
        Stock.

        "Amended  and Restated Lease" shall mean the  lease
        between  the  Rangeview  Metropolitan  District,  a
        quasi-municipal    corporation    and     political
        subdivision of the State of Colorado, and the State of Colorado acting through the State Board of Land
        Commissioners (the "State") denominated State Lease
        Number S-37280, dated April 26, 1982, as amended and restated April 11, 1996.

        "Comprehensive  Amendment Agreement  No.  1"  shall
        mean  the  agreement entered into as of  April  11,
        1996   among  the  Corporation,  the  State,   OAR,
        Incorporated, Willard G. Owens, H.F. Riebesell, and
        various   investors  who  had   invested   in   the
        Corporation through investment agreements and stock purchase agreements entered into from 1990 through 1994, which agreement amends the Corporation's obligations under the prior investment and stock purchase agreements and defines the rights of the parties to Gross Proceeds from the marketing, sale, or other disposition of the Export Water.

        "Export Water" shall mean the 1,165,000 acre-feet of water deeded by Rangeview and the State to the Corporation pursuant to the terms of the Amended and Restated Lease and an agreement for the sale of export water (the "Export Water Agreement"), which is attached to the Amended and Restated Lease as Exhibit C.

        "Export Water Contractor" shall have the meaning set forth in Section 6.1 of the Amended and Restated Lease.

        "Gross  Proceeds"  shall  have the  meaning  set  forth  in
        Section 2.4 of the Comprehensive Amendment Agreement.


          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this 10th day of May, 1998.


                                PURE CYCLE CORPORATION



                                By:   /s/ Thomas P. Clark
                                   Thomas P. Clark, President

ATTEST:


By:   /s/ Mark W. Harding
                   Mark W. Harding, Secretary